EXECUTION VERSION

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 22, 2021 is among GROUPON, INC., as Borrower (the “Borrower”), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower, the Administrative Agent, and the Lenders party thereto are party to that certain Second Amended and Restated Credit Agreement dated as of May 14, 2019 (as amended by the First Amendment, dated as of July 17, 2020, the “Credit Agreement”, and as further amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, (i) the Borrower has requested certain amendments be made to the Credit Agreement and (ii) the Lenders party hereto (which, for the avoidance of doubt, constitute the Required Lenders under the Credit Agreement) are willing to amend the Credit Agreement pursuant to Section 9.02 thereof on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings specified in the Amended Credit Agreement.
SECTION 2 AMENDMENT. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:
a.Section 1.01 is amended to amend the definitions of “Computation Period,” “Excess Liquidity,” “Interest Expense” and “Suspension Period End Date” in their entireties to read as follows:
“Computation Period” means, as at any date of determination, the most recently completed period of four consecutive fiscal quarters of the Borrower ending on or prior to such date of determination for which financial statements have been (or were required to be) delivered to the Administrative Agent pursuant to Section 5.01(a) or Section 5.01(b), as applicable; provided that for purposes of determining an amount of any item included in EBITDA for purposes of calculating the financial covenants set forth in Section 6.11(a) and (b), (a) for the first fiscal quarter end date to occur after the Adjusted Suspension Period End Date (as defined below), EBITDA for the Computation Period then ending shall equal the sum of the EBITDA for such fiscal quarter plus the EBITDA of the prior fiscal quarter multiplied by two and (b) for the second fiscal quarter end date to occur after the Adjusted Suspension Period End Date, EBITDA for the Computation Period then ending shall equal the sum of the EBITDA for such
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fiscal quarter plus the EBITDA of each of the prior two fiscal quarters multiplied by 4/3. For purposes of this definition, (i) if the Suspension Period End Date is prior to December 31, 2021, the “Adjusted Suspension Period End Date” shall mean the Suspension Period End Date and (ii) if the Suspension Period End Date is on December 31, 2021, the “Adjusted Suspension Period End Date” shall mean December 30, 2021.
“Excess Liquidity” shall mean Liquidity in excess of the amount necessary to comply with Section 6.11(c).
“Interest Expense” means, with reference to any period, total interest expense (including that attributable to Finance Lease Obligations) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates, to the extent such net costs are treated as interest expense for such period in accordance with GAAP), calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis for such period in accordance with GAAP; provided that, so long as no Convertible Note Replacement Event shall have occurred, the Interest Expense in respect of the Replacement Convertible Notes shall be excluded from the definition of Interest Expense.
“Suspension Period End Date” means the earlier of (a) December 31, 2021 and (b) the date specified by the Borrower as the “Suspension Period End Date” in an irrevocable certificate of the chief financial officer of the Borrower to the Administrative Agent.
b.Section 1.01 is amended to amend the third sentence of the definition of “Indebtedness” in its entirety to read as follows:
Notwithstanding anything in this Agreement to the contrary, for purposes of calculating the financial covenants hereunder, (i) the amount of the “Indebtedness” attributable to the Convertible Notes shall be deemed to be the actual principal amount outstanding with respect thereto and (ii) so long as no Convertible Note Replacement Event shall have occurred, the Replacement Convertible Notes will not be “Indebtedness”.
c.Section 1.01 is amended to add the following definitions in proper alphabetical order:
“Convertible Note Replacement Event” means the occurrence of a full or partial redemption of the Convertible Notes.
“Interest Coverage Ratio” means, for any period, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.

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“Replacement Convertible Notes” means the convertible notes to be issued by the Borrower in 2021, provided that (a) the scheduled maturity date thereof shall be not earlier than August 14, 2024 and (b) the proceeds of which shall be held and applied pursuant to Section 5.10.
d.Section 1.01 is amended to add the following sentence to the end of the definition of “Unrestricted Cash”.
Notwithstanding the foregoing, other than for purposes of the definition of “Maturity Date” (including for purposes of the definition of “Liquidity” as used therein), “Unrestricted Cash” shall not include any amounts on deposit with the Administrative Agent to maintain compliance with Section 5.10.
e.Section 1.01 is amended to delete the defined terms “Fixed Charges,” “Fixed Charge Coverage Ratio” and “Senior Secured Indebtedness” where they appears therein.
f.Article V is amended to add the following new Section 5.10 at the end thereof:
SECTION 5.10 Replacement Convertible Notes. The proceeds of the Replacement Convertible Notes will be used solely to (i) redeem the Convertible Notes in full and pay any fees and expenses related thereto, (ii) to enter into a capped call transaction for the purpose of increasing the applicable conversion price of the Replacement Convertible Notes and (iii) pay any fees and expenses in connection with the issuance thereof. Until such proceeds are applied as set forth in this Section 5.10, such proceeds shall be deposited into an account at the Administrative Agent that is subject to a perfected security interest in favor of the Administrative Agent.
g.Section 6.01(b) is amended in its entirety to read as follows:
(b)    Indebtedness existing on the First Amendment Effective Date and set forth in Schedule 6.01 and extensions, refinancing, renewals and replacements of any such Indebtedness (other than the replacement or refinancing of the Convertible Notes with the Replacement Convertible Notes, to the extent applicable) that do not increase the outstanding principal amount thereof;
h.Section 6.01(n) is amended in its entirety to read as follows:
(n)    during the Suspension Period, Second Lien Indebtedness and additional unsecured Indebtedness (in each case, including Guarantees in respect thereof) of the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed $200,000,000 at any time outstanding; provided that if such Indebtedness is Replacement Convertible Notes, such aggregate amount shall be increased to $250,000,000.
i.Section 6.11 is amended in its entirety to read as follows:
(a) Interest Coverage Ratio. Commencing with the earlier of the first fiscal quarter ending after the Suspension Period End Date and December 31, 2021, the

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Borrower will not permit the Interest Coverage Ratio, for any Computation Period, to be less than. 3.00 to 1.00.
(b)    Funded Indebtedness to EBITDA Ratio. Commencing with the earlier of the first fiscal quarter ending after the Suspension Period End Date and December 31, 2021, the Borrower will not permit the Funded Indebtedness to EBITDA Ratio, for any Computation Period to be greater than 3.25 to 1.00; provided that, if the Borrower or any Restricted Subsidiary shall have consummated a Permitted Acquisition or series of Permitted Acquisitions in such Computation Period, the aggregate cash portion of the Purchase Price for which exceeds $125,000,000, the maximum Funded Indebtedness to EBITDA Ratio permitted under this Section 6.11(b) may be increased at the election of the Borrower to 3.75 to 1.00 (any such increase, a “Covenant Holiday”), in each case, for the first Computation Period immediately following such election by Borrower (inclusive of the fiscal quarter in which such election is made by Borrower); provided, further, that (i) if the Borrower elects a Covenant Holiday, concurrently with such election the Borrower shall provide the Administrative Agent with a certificate of a Financial Officer of the Borrower demonstrating, to the satisfaction of the Administrative Agent, pro forma compliance with this Section 6.11(b), both before and after giving effect to such Acquisition and such Covenant Holiday (in each case looking back four complete fiscal quarters), (ii) at the time of any proposed Covenant Holiday, the Funded Indebtedness to EBITDA Ratio shall have been 3.25 to 1.0 or less for at least two consecutive fiscal quarters immediately preceding such proposed Covenant Holiday and (iii) no more than two Covenant Holidays may be elected during the term of this Agreement.
(c)    Minimum Liquidity. (i) During the Suspension Period, the Borrower and the Restricted Subsidiaries will maintain at the end of each calendar month minimum Liquidity equal to at least the sum of (a) 100% of Accrued Merchant and Supplier Payables for such calendar month plus (b) $50,000,000 and (ii) commencing with the earlier of the first fiscal quarter end after the Suspension Period End Date and December 31, 2021, the Borrower and the Restricted Subsidiaries will maintain at the end of each fiscal quarter minimum Liquidity equal to at least 70% of Accrued Merchant and Supplier Payables for such fiscal quarter.
(d)    Minimum EBITDA. During the Suspension Period, the Borrower’s EBITDA for each fiscal quarter ending on the date set forth below shall not be less than the amount set forth below opposite such period:

Fiscal Quarter Ending	EBITDA
March 31, 2021	$[__]
June 30, 2021	$[__]
September 30, 2021	$[__]
December 31, 2021	$[__]

j.Clause (d) of Article VII is amended in its entirety to read as follows:

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(d)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Loan Parties’ existence), 5.08 or 5.10 or in Article VI;
k.Section 8.05 is amended to add the following clause (d) at the end thereof:

(d) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine.  A notice of the Administrative Agent to any Lender under this Section 8.05(d) shall be conclusive, absent manifest error.
(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the

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Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds of the Borrower or any other Loan Party.
(iv) Each party’s obligations under this Section 8.05(d) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
SECTION 3 EFFECTIVENESS & POST CLOSING OBLIGATIONS.
This Amendment shall become effective on the date (the “Second Amendment Effective Date”) on which each of the following conditions are satisfied:
a.The Administrative Agent (or its counsel) shall have received a counterpart of this Amendment signed on behalf of the Loan Parties party hereto, the Administrative Agent and Required Lenders.
b.The Administrative Agent shall have received a certificate of each of the Borrower and Groupon Goods, Inc., executed by its Responsible Officer, which shall certify (i)  the resolutions of its Board of Directors, authorizing the execution and delivery of this Amendment and performance of the Amended Credit Agreement and/or any other Loan Document to which it is a party; and (ii)  that neither the Borrower nor Groupon Goods, Inc.’s charter, articles or certificate of organization or incorporation or other applicable constitutional documents have been amended, supplemented or otherwise modified since May 14, 2019 or, if so, attaching true, complete and correct copies of any such amendment, supplement or modification.
Within one (1) Business Day of the Second Amendment Effective Date, the Borrower shall pay all fees required to be paid pursuant to a separately agreed fee letter and all reasonable and documented fees and expenses of the Administrative Agent, in connection herewith, required to be paid or reimbursed under Section 9.03 of the Amended Credit Agreement (including attorney’s fees), in each case, for which invoices have been presented at least one (1) Business Day prior to the Second Amendment Effective Date. For the avoidance of doubt, failure to comply with this paragraph shall be an Event of Default under the Credit Agreement.
SECTION 4 REPRESENTATIONS AND WARRANTIES. After giving effect to this Amendment, the following statements by the Borrower shall be true and correct (and the Borrower, by its execution of this Amendment, hereby represents and warrants to the

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Administrative Agent and the Lenders that such statements shall be true and correct as at such times):
a.the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); and
b.no Default shall have occurred and be continuing.
SECTION 5 MISCELLANEOUS.
5.1Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, each other Loan Party, the Administrative Agent and the Lenders agree that the Amended Credit Agreement and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law). For all matters arising prior to the effective date of this Amendment, the Credit Agreement (as unmodified by this Amendment) shall control.
5.2Authorization; Validity. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and, if required, stockholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.3Government Approval, Regulation, etc. The execution, delivery and performance by the Borrower of this Amendment (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority.
5.4Entire Agreement. This Amendment and the Amended Credit Agreement, together with the Loan Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that,

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except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing.
5.5Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.
5.6Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
5.7Incorporation of Credit Agreement Provisions. The provisions of Section 9.07 (Severability) and Section 9.10 (Waiver of Jury Trial) of the Credit Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.
5.8References. All references in any of the Loan Documents to the “Agreement” or the “Credit Agreement” shall mean the Credit Agreement or Amended Credit Agreement, as applicable.
5.9Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
5.10Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders, the Borrower, and their respective successors and assigns as provided in the Amended Credit Agreement.
5.11Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall for all purposes constitute a Loan Document.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

GROUPON, INC.

By:	/s/ Eric DeLau
Name: Eric DeLau Title: Treasurer

GROUPON GOODS, INC.

By:	/s/ Eric DeLau
Name: Eric DeLau Title: Treasurer

GI INTERNATIONAL HOLDINGS, INC.

By:	/s/ Eric DeLau
Name: Eric DeLau Title: Treasurer

GROUPON MERCHANT SERVICES, LLC

By:	/s/ Eric DeLau
Name: Eric DeLau Title: Treasurer

[Signature Page to Second Amendment to Credit Agreement]

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LIVINGSOCIAL, LLC

By:	/s/ Eric DeLau
Name: Eric DeLau Title: Treasurer

GROUPON INTERNATIONAL LIMITED

By:	Damien Schmitz
Name:Damien Schmitz Title: Director

[Signature Page to Second Amendment to Credit Agreement]

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JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Min Park
Name: Min Park Title: Executive Director

[Signature Page to Second Amendment to Credit Agreement]

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BANK OF THE WEST, as a Lender

By: /s/ Scott Marshall
Name: Scott Marshall Title: Director

[Signature Page to Second Amendment to Credit Agreement]

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MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Phillip Magdaleno
Name: Phillip Magdaleno Title: Authorized Signatory

BANK OF AMERICA, N.A., as a Lender

By: /s/ A. Quinn Richardson
Name: A. Quinn Richardson Title: Senior Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Lender

By: /s/ Medina Sales de Andrade
Name: Medina Sales de Andrade Title: Vice President

BMO HARRIS BANK N.A., as a Lender

By: /s/ Marissa Kerley
Name: Marissa Kerley Title: Director, Authorized Officer

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Marisa Lake
Name: Marisa Lake Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Alex Hope
Name: Alex Hope Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]

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CITIZENS BANK, N.A., as a Lender

By: /s/ Kristina Malcolm
Name: Kristina Malcolm Title: Senior Vice President

SILICON VALLEY BANK, as a Lender

By: /s/ Will Deevy
Name: Will Deevy Title: Director
[Signature Page to Second Amendment to Credit Agreement]

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